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                                                                   EXHIBIT 10.23

                           INDEMNIFICATION AGREEMENT

      AGREEMENT, effective as of ______, 2006 (the "Effective Date"), between Spheris Inc., a Delaware corporation (the "Company"), and _______________ ("Indemnitee").

      WHEREAS, it is essential to the Company to retain and attract as directors and executive officers the most capable persons available;

      WHEREAS, Indemnitee is a director and/or executive officer of the Company;

      WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and executive officers of corporations in today's environment;

      WHEREAS, the Certificate of Incorporation, as amended, of the Company (the "Certificate") and the Bylaws of the Company (the "Bylaws") require the Company to indemnify its directors and executive officers to the fullest extent permitted by law and Indemnitee has agreed to serve as a director and/or executive officer of the Company in part in reliance on such Certificate and Bylaws;

      WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's service to the Company in an effective manner, the increasing difficulty in obtaining satisfactory director and officer liability insurance coverage and Indemnitee's reliance on the aforesaid Certificate and Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection afforded by such Certificate and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate and Bylaws or any change in the composition of the Company's Board of Directors or management or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies;

      NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Certain Definitions:

         (a) Change in Control: shall mean any transactions or series of related transactions pursuant to which any person(s) or entity(ies) (other than the stockholders of the Designated Person and their respective affiliates immediately following the Effective Date), in the aggregate, directly or indirectly, acquires beneficially or of record, (i) Voting Equity of a Designated Person (whether by merger, consolidation, reorganization, combination, sale or transfer of equity, stockholder or voting agreement, proxy, power of attorney or otherwise); provided, however, that if immediately following such transaction or series of transactions, the

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stockholders of the Designated Person and their respective affiliates immediately following the Effective Date, hold, in the aggregate, equity securities holding voting power in excess of any other single holder (together with any affiliates of such single holder), such transaction or series of transactions shall not constitute a Change in Control hereunder; or (ii) all or substantially all of a Designated Person's assets.

         (b) Claim: any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

         (c) Designated Person: any of Spheris Operations, Inc., Spheris Holding II, Inc., Spheris Holding III, Inc. or the Company.

         (d) Expenses: include reasonable attorneys' fees and all other reasonable costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

         (e) Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company or any subsidiary of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

         (f) Independent Legal Counsel: an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have otherwise performed services for the Company, any of its subsidiaries or Indemnitee within the last two years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

         (g) Person: any individual, firm, corporation, partnership, limited liability company, trust or other entity, and any successor (by merger or otherwise) of such entity.

         (h) Reviewing Party: any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

         (i) Voting Equity: any equity securities of a Designated Person possessing the voting power to elect the Designated Person's governing body.

      2. Basic Indemnification Arrangement.

         (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by

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reason of  (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable, but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee, the Company shall advance (within five business days of such request and of Indemnitee providing reasonable detail of the expenses that have been incurred or will be incurred by Indemnitee) any and all Expenses to Indemnitee (an "Expense Advance").

         (b) Notwithstanding the foregoing, the obligations of the Company under
Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and, if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

         (c) Notwithstanding anything to the contrary herein, no indemnification shall be paid to any Indemnitee in connection with any action, suit or proceeding by the Indemnitee against the Company or any of its direct or indirect subsidiaries or the directors, officers, employees or other Indemnitees of the Company or any of its direct or indirect subsidiaries, (i) unless such indemnification is expressly required to be made by law, (ii) unless the proceeding was authorized by the Board of Directors of the Company, (iii) unless such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iv) except as provided in Section 10 hereof.

      3. Change in Control. The Company agrees that, if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in

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Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Certificate or Bylaw provision now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

      4. Notification and Defense of Claim. Promptly after receipt by the Indemnitee of notice of the commencement of any action, suit or proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission to so notify the Company will not relieve the Company from any liability that it may have to the Indemnitee, except to the extent that the Company may suffer material prejudice by reason of such failure. Notwithstanding any other provision of this Agreement, with respect to any such action, suit or proceeding as to which the Indemnitee gives notice to the Company of the commencement thereof:

         (a) The Company will be entitled to participate therein at its own expense.

         (b) Except as otherwise provided in this Section 4(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to so assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee's own counsel in such action or lawsuit, but the fees and Expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action and such determination by the Indemnitee shall be supported by an opinion of counsel, which opinion shall be reasonably acceptable to the Company, or (iii) the Company shall not in fact have employed counsel to assume the defense of the action, in each of which cases the fees and Expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company.

         (c) Notwithstanding anything to the contrary herein, the Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not be required to obtain the consent of the Indemnitee to settle any action, suit or proceeding which the Company has undertaken to defend

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if the Company assumes full and sole responsibility for such settlement and such settlement grants the Indemnitee a complete and unqualified release in respect of any potential liability.

         (d) If, at the time of the receipt of a notice of a claim pursuant to this Section 4, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of the policies.

      5. Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all reasonable expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within five business days of such request and of Indemnitee providing reasonable detail of such expenses) advance such expenses to Indemnitee, which are incurred or to be incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Certificate or Bylaw provision now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determine ed to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be. In the event that a court of competent jurisdiction makes a final, non-appealable determination that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for the amount of all Expenses theretofore advanced by the Company.

      6. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

      7. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

      8. No Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted hereunder. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of

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conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

      9. Nonexclusivity, Etc. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Certificate, Bylaws or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

      10. Liability Insurance. The Company shall maintain an insurance policy or policies providing directors' and officers' liability insurance in an amount deemed reasonably satisfactory by a majority of the Company's Board of Directors. Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. Upon request of the Indemnitee, the Company shall provide satisfactory proof of its compliance with this Section 10.

      11. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of eighteen months from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such eighteen month period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

      12. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

      13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

      14. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Certificate or Bylaw provision or otherwise) of the amounts otherwise indemnifiable hereunder.

      15. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns,

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including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the Company's request.

      16. Disclosure of Payments. Except as expressly required by any Federal or state securities laws or other Federal or state law, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained.

      17. No Right to Continued Employment. Nothing in this Agreement shall confer upon the Indemnitee the right to continue in the employ of the Company or as a director of the Company or affect the right of the Company to terminate the Indemnitee's employment at any time in the sole discretion of the Company, with or without cause, subject to any contract rights of the Indemnitee created or existing otherwise than under this Agreement.

      18. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

      19. Counterparts. This Agreement may be executed by one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought shall be required to be produced to evidence the existence of this Agreement.

      20. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand with receipt acknowledged by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail, return receipt requested with postage prepaid, on the date shown on the return receipt or (iii) delivered by facsimile transmission on the date shown on the facsimile machine report:

         (a)    if to the Company to:

                Spheris Inc.
                720 Cool Springs Blvd., Suite 200
                Franklin, TN 37067
                Facsimile No.: (615) 261-1792
                Attention: Gregory T. Stevens, Esq.

         (b) if to the Indemnitee to the address set forth under such Indemnitee's signature below,

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         or such other address as may be furnished to the Indemnitee by the
Company or to the Company by the Indemnitee, as the case may be.

      21. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

                            [Signature Page Follows]

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement this
____ day of ___________, 2006.

                                  SPHERIS INC.

                                  By: _______________________________
                                  Name:
                                  Title:

                                  ___________________________________
                                  Name:
                                  Address:___________________________
                                          ___________________________